Exhibit 5.1

September 8, 2006

Anadarko Petroleum Corporation

1201 Lake Robins Drive

The Woodlands, Texas 77380

Ladies and Gentlemen:

We have acted as counsel to Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”) and (b) debt securities, in one or more series (the “Debt Securities”), each on the terms to be determined at the time of each offering.

We have examined originals or certified copies of (i) a form of the Indenture for the Debt Securities filed as Exhibit 4.1 to the Registration Statement to be entered into by the Company and The Bank of New York (the “Trustee”), and (ii) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to Securities constituting Common Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor

Anadarko Petroleum Corporation

September 8, 2006

having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to Securities constituting Debt Securities, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the Trustee has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Securities, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) the Company will have the necessary corporate power and due authorization; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws of the Company and any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the

Anadarko Petroleum Corporation

September 8, 2006

Company and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities; (vii) if such Securities constitute Common Stock, (a) sufficient shares of Common Stock will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement will not be less than the par value of such Common Stock; and (viii) if such Securities constitute Debt Securities, the Indenture will constitute the legal, valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms.

B.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States, (ii) the General Corporation Law of the State of Delaware and (iii) the Laws of the State of New York.

C.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

D.	This law firm is a registered limited liability partnership organized under the laws of the state of Texas.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

AKIN GUMP STRAUSS HAUER & FELD LLP